UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On November 30, 2021, Board of Directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) authorized a $25 million stock repurchase program (the “November 2021 Stock Repurchase Program”). As of August 9, 2022, the Company completed the full utilization of the amount authorized under November 2021 Stock Repurchase Program by repurchasing 1,522,680 shares at an average price of $16.42 per share. The shares repurchased were approximately 10% of the shares outstanding as of the end of the Company’s fiscal 2021 third quarter. On August 30, 2022, the Board authorized an additional $50 million stock repurchase program (the “August 2022 Stock Repurchase Program”). Under the August 2022 Stock Repurchase Program, the Company currently intends to purchase up to $50 million of its common stock in the open market, through privately negotiated transactions, or pursuant to one or more 10b5-1 plans. The timing and amount of stock repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The August 2022 Stock Repurchase Program authorizes the Company to repurchase shares through August 31, 2025, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the August 2022 Stock Repurchase Program will be subsequently retired.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number         Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 31, 2022	By:	/s/ Voin Todorovic
Name: Voin Todorovic
Title: Chief Financial Officer

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